UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2013

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 21, 2011, ALCO Stores, Inc. (the "Company"), closed on a Credit Agreement with Wells Fargo National Association  (the “Credit Agreement”).  The $120 million Credit Agreement has a term of five years.  A copy of the Credit Agreement was filed with the Securities and Exchange Commission under a Form 8-K on July 27, 2011 and the terms of the Credit Agreement are incorporated herein this Form 8-K by reference.

On February 6, 2013, the Board of Directors of the Company unanimously approved a First Amendment to the Credit Agreement (the “Amendment”) which amends Section 7.06(c) of the Credit Agreement to permit the Company, subject to certain conditions set forth in the Amendment, to repurchase, redeem or otherwise acquire Equity Interests issued by the Company not to exceed $1,000,000 in the aggregate in each Fiscal Year. Under the Credit Agreement, “Equity Interests” is defined as all of the shares of the capital stock of a Person and all of the other warrants, options or other rights of a Person to purchase capital stock of such Person.

A copy of the Amendment is attached hereto as Exhibit 99.1 as set forth  below in Item 9.01 and incorporated herein by reference. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the full text of the exhibit.

Item 2.03                      Creation of  a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01                      Regulation FD Disclosure.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 7.01.

Item 9.01.                      Exhibits.

(d) Exhibits

99.1	First Amendment to Credit Agreement dated February 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2013	ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	First Amendment to Credit Agreement dated February 12, 2013.